UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 3, 2026, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce plans to expand its infrastructure strategy through the development of modular AI-focused edge computing facilities designed to support the growing demand for localized artificial intelligence processing and inference workloads.

The initiative builds upon the Company’s existing telecommunications and technology platform operations and represents a strategic extension of the Company’s long-term infrastructure and data services roadmap. The Company believes the rapid adoption of AI is driving demand for localized, energy-efficient computing infrastructure that can process data closer to end users. Management emphasized that the Company’s approach is focused on edge-based AI inference infrastructure rather than hyperscale cloud data center development.

“As AI adoption accelerates across industries, we believe demand for localized inference infrastructure will continue to grow,” said Martin Shen, CEO of FingerMotion. “Our strategy is focused on developing scalable edge computing solutions that can be deployed efficiently and expanded as demand increases. Given our history of developing AI usage in our big data division, we view this initiative as a natural extension of our technology platform and a potential driver of long-term shareholder value.”

Targeting the Growing Edge AI Inference Market

The Company believes AI inference demand is expected to accelerate significantly as businesses deploy AI-enabled applications across sectors including manufacturing, logistics, smart city systems, healthcare, transportation, and industrial automation.

Unlike cloud AI facilities that require substantial capital investment and extended development timelines, the Company’s intended infrastructure model is to utilize modular, self-contained AI compute units capable of incremental deployment based on customer demand and regional requirements. These self-contained AI computing units are expected to support distributed AI workloads requiring real-time or near real-time processing, particularly in environments where latency, bandwidth efficiency, and localized processing are critical.

Modular Micro-Grid Powered Infrastructure

The Company’s proposed infrastructure design incorporates modular data center architecture powered by localized micro-grid energy systems. The Company believes this approach may reduce deployment timelines while improving operational flexibility and energy efficiency.

Management believes that traditional large-scale data center projects can require multiple years to complete due to permitting, construction, and utility infrastructure requirements. The proposed modular deployment strategy is intended to accelerate infrastructure availability and provide scalable expansion capabilities as demand increases.

The Company expects its edge infrastructure initiative to complement its broader technology ecosystem while creating additional opportunities for recurring infrastructure-related revenue streams.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 3, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: June 3, 2026	By: /s/ Martin J. Shen Martin J. Shen CEO and Director